EXHIBIT 99.1

                        MEDIANET GROUP TECHNOLOGIES, INC.
                 5100 W. Copans Road Suite 710 Margate, FL 33063
                      Phone: 954-974-5818 Fax: 954-974-5720
                    www.medianetgroup.com www.brandaport.com
                      www.bsprewards.com www.doodyville.com

FOR IMMEDIATE RELEASE

MEDIANET'S BSP REWARDS DIVISION SIGNS MAJOR AGREEMENTS

MARGATE, FL FEBRUARY 14, 2005.....MediaNet Group Technologies, Inc, (OTCBB:MEDG)
today announced that the Company's BSP Rewards division has signed an agreement with Cruises One, Inc. and Cruises, Inc., a $174 million dollar cruise retailer to become a "give and redeem" merchant in the BSP Rewards Network. MediaNet is building a customized branded rewards program and rewards web site for them and their network of more than 450 independent agents. Launch is scheduled for April.

Joe Ewart, Vice President of sales & marketing for Cruises, Inc. commented, "We have been researching rewards programs for some time and BSP was the only one that offered us branding, appointment as a redemption center, cross marketing to their existing members, built in web traffic viral marketing and a revenue stream on rewards our customers and members earn shopping throughout the BSP Network".

"We are pleased to add Cruise One and Cruises, Inc. to our BSP Rewards Network," commented Martin Berns, CEO of MediaNet. "Corporations today are expanding their web presence and looking to enhance customer relations but have found that building and maintaining brand loyalty has become increasingly expensive. We continue to find that with our unique program we can help companies turn this operational costs into a profit center. In addition, our branded BSP Rewards Program offers affordable, simple, immediate implementation, and is delivered as a feature rich, turnkey enterprise solution."

BSP Rewards is a unique private branded Rewards and Loyalty Program that offers members up to 15% rewards added to any rewards already associated with their credit cards. This one of a kind program allows participant merchants, manufacturers and service organization the opportunity to become redemption centers and enjoy their full retail margins on redemptions and an override on all purchases made by their members.

FAMILY ENTERTAINMENT AGREEMENT COMPLETED

MediaNet Group Technologies also announced that its operational division, Memory Lane Syndications, Inc., has completed its previously announced agreement with Family Entertainment and the Fred Rogers estate to produce an CD Album, DVD, and subsequent Broadcast Special, titled; SONGS FROM THE NEIGHBORHOOD - A tribute to Mr. Rogers. Joseph Porrello, MediaNet's Chief Marketing officer has confirmed that the Grammy Award winning producer Dennis Scott has agreed to produce the album that will include performances by; Amy Grant, Ce Ce Winans, Ricky Skaggs, Tim McGraw, BJ Thomas, Crystal Gale, Phil Vasser, Bobby Caldwell, Maureen McGovern and John Pitzerrelli. The album and the accompanying "The Making Of" DVD are scheduled for release in August, 2005.

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About MediaNet Group Technologies, Inc. MediaNet (OTCBB:MEDG) encompasses an integrated group of operating divisions that revolve around the many aspects of media and technology including software, web portal programs, branded rewards programs, television and video production and intellectual properties. BSP, as an operating division of MediaNet, builds private branded loyalty/reward programs for web merchants, retail merchants, organizations and companies. The BSP program is branded for each participating company and organization utilizing BSP's proprietary Web applications.

About Cruises Inc. Cruises Inc., founded in 1982 has more than 450 independent cruise specialists coast to coast. Cruises Inc. is a unit of Boston-based NLG, one of the nation's largest online and offline leisure travel companies. The global buying power of the NLG combined with the local, personal service of Cruises Inc. specialists assures their customers will receive the best values and excellent customer service on all cruise purchases from short getaways to an around the world voyage.

Legal Notice Regarding Forward-Looking Statements: "Forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 may be included in this news release. These statements relate to future events or our future financial performance. These statements are only predictions and may differ materially from actual future results or events. MediaNet Group Technologies, Inc. disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. There are important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to risks associated with changes in general economic and business conditions (including in the information technology and financial information industry), actions of our competitors, the extent to which we are able to develop new services and markets for our services, the time and expense involved in such development activities, the level of demand and market acceptance of our services, changes in our business strategies.

For further information contact:
Martin Berns
954-974-5818  ext. 202
mberns@medianetgroup.com

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